Exhibit 99.1

Kestra Medical Technologies Reports First Quarter Fiscal 2027 Financial Results

KIRKLAND, Wash., September 14, 2026 (GLOBE NEWSWIRE) -- Kestra Medical Technologies, Ltd. (Nasdaq: KMTS), a leading wearable medical device and digital healthcare company, today reported financial results for the first quarter of fiscal year 2027, which ended July 31, 2026.

Financial Highlights

•
Generated revenue of $31.0 million in F1Q27, an increase of 60% compared to the prior year period.
•
Expanded gross margin to 56.5% in F1Q27 compared to 45.7% in the prior year period.
•
Increased FY27 revenue guidance to $141 million, representing growth of 48% compared to FY26.

“Kestra delivered another strong quarter of financial performance, generating revenue growth of 60% while expanding gross margin to over 56%,” said Brian Webster, President and CEO. “We remain confident that our focus on innovation and commercial expansion positions Kestra to generate durable, top-tier growth for years to come. Our team is executing on its commitments to prescribers and their patients and we believe this will continue to drive market expansion and advance Kestra on its path to market leadership.”

First Quarter Fiscal 2027 Financial Results

•
Total revenue was $31.0 million, an increase of 60% compared to the prior year period.
o
Revenue growth was driven by several factors, including wearable cardioverter defibrillator (WCD) market expansion, competitive share gains, new sales territories, higher mix of in-network patients, and ongoing improvements in revenue cycle management capabilities.
•
Gross profit was $17.5 million compared to $8.9 million in the prior year period.
o
Gross margin expanded to 56.5% compared to 45.7% in the prior year period, driven by volume leverage, a higher mix of in-network patients and execution of planned cost improvement programs.
•
GAAP operating expenses were $55.2 million compared to $37.7 million in the prior year period.
o
Excluding non-recurring costs and share-based compensation expense, adjusted operating expenses* were $44.2 million compared to $30.3 million in the prior year period. The increase was primarily attributable to growth in expenses related to the company’s commercial expansion and accelerated investment in key R&D programs.
•
GAAP net loss was $44.1 million compared to GAAP net loss of $25.8 million in the prior year period.
o
Adjusted EBITDA* loss was $24.0 million compared to an adjusted EBITDA loss of $19.4 million in the prior year period.
•
Cash and cash equivalents, and investments totaled $244.7 million as of July 31, 2026.
o
Including committed unused availability under the company’s term loan agreement, Kestra has total liquidity of approximately $320 million.

*Adjusted operating expenses and adjusted EBITDA are non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” below for additional information. Reconciliations of adjusted operating expenses and adjusted EBITDA to the most directly comparable GAAP measure are included in this press release.

Fiscal Year 2027 Revenue Guidance

Kestra is increasing its FY27 revenue guidance to $141 million, representing growth of 48% compared to FY26. This compares to prior FY27 revenue guidance of $137 million.

Webcast and Conference Call

Kestra will host a conference call today at 4:30 p.m. Eastern Time to discuss financial results. A live and archived webcast of the event will be available in the “Events” section of the investor relations website.

About Kestra

Kestra Medical Technologies, Ltd. is a leading wearable medical device and digital healthcare company focused on transforming patient outcomes in cardiovascular disease using monitoring and therapeutic intervention technologies that are intuitive, intelligent, and connected. For more information, visit www.kestramedical.com.

Use of Non-GAAP Financial Measures

This press release contains certain financial information that is not presented in conformity with U.S. generally accepted accounting principles (“GAAP”), including adjusted operating expense and adjusted EBITDA. The non-GAAP financial measures are provided as supplemental information to Kestra’s financial measures presented in this press release that are calculated and presented in accordance with GAAP.

Adjusted operating expense is calculated as operating expenses, as adjusted to exclude share-based compensation expense and non-recurring expenses. Adjusted EBITDA is calculated as net income (loss), as adjusted to exclude other income/expense (including interest), income tax expense (benefit), depreciation and amortization expense, share-based compensation expense, and non-recurring expenses. Both metrics are presented because management believes they will allow investors to view Kestra’s performance in a manner similar to the method used by management to evaluate Kestra’s performance for both strategic and annual operating planning. Management believes that in order to properly understand short-term and long-term financial trends, it is helpful for investors to understand the impact of the items excluded from the calculation of adjusted operating expenses and adjusted EBITDA, in addition to considering Kestra’s GAAP financial measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are not reflective of our ongoing core business operations and financial condition. Excluding such items allows investors and analysts to compare our operating performance to other companies in our industry and to compare our period-over-period results.

The non-GAAP financial measures used by Kestra may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Kestra’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business. A reconciliation of adjusted operating expenses and adjusted EBITDA reported in this press release to the most comparable respective GAAP measure for the respective periods appears in the tables captioned “Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses” and “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” later in this release. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers.

Forward-Looking Statements

Except where otherwise noted, the information contained in this press release is as of September 14, 2026. Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. Except as required by law, Kestra undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about, among other topics, our anticipated operating and financial performance, including financial guidance and projections; business plans, strategy, goals and prospects, potential growth, and expectations for our products. Given their forward-looking nature, these statements involve substantial risks, uncertainties and potentially inaccurate assumptions, and we cannot ensure that any outcome expressed in these forward-looking statements will be realized in whole or in part. You can identify these statements by the fact that they use future dates or use words such as “will,” “may,” “could,” “likely,” “ongoing,” “continue,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “advance,” “remain,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning. Kestra’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties. Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following: risks related to our limited operating history and history of net losses; our ability to successfully achieve substantial market adoption of our products; competitive pressures; our ability to adapt our manufacturing and production capacities to evolving patterns of demand, governmental actions and customer trends; product defects or complaints and related liability; our ability to obtain and maintain adequate coverage and reimbursement levels for our products; our ability to comply with changing laws and regulatory requirements and resulting costs; our dependence on a limited number of suppliers; risks and uncertainties related to market conditions; and other risks and uncertainties, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2026 and other filings filed or to be filed with the U.S. Securities and Exchange Commission (“SEC”). These filings, when made, are available on the Investor Relations section of our website at https://investors.kestramedical.com/ and on the SEC’s website at https://sec.gov/.

Investor Relations

Neil Bhalodkar

neil.bhalodkar@kestramedical.com

KESTRA MEDICAL TECHNOLOGIES, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended July 31,
	2026	2025

Revenue	$30,971	$19,371
Cost of revenue	13,473	10,520
Gross profit	17,498	8,851
Operating expenses:
Research and development	6,796	4,001
Selling, general and administrative	48,359	33,728
Total operating expenses	55,155	37,729
Loss from operations	(37,657)	(28,878)
Other expense (income):
Interest expense	1,929	1,912
Interest income	(2,125)	(2,167)
Other expense (income), net	272	(2,830)
Loss on extinguishment of debt	6,304	—
Net loss before provision for income taxes	(44,037)	(25,793)
Provision for income taxes	50	33
Net loss attributable to common shareholders, basic and diluted	$(44,087)	$(25,826)

Net loss per share attributable to common shareholders, basic and diluted	$(0.75)	$(0.50)
Weighted-average common shares outstanding, basic and diluted	58,566,467	51,304,599

Other comprehensive loss:
Net loss	$(44,087)	$(25,826)
Unrealized loss on marketable securities	(253)	—
Comprehensive loss	$(44,340)	$(25,826)

KESTRA MEDICAL TECHNOLOGIES, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	July 31,	April 30,
	2026	2026

Assets
Current assets
Cash and cash equivalents	$68,558	$99,710
Short-term investments	130,353	$96,724
Accounts receivable, net	15,406	14,542
Disposable medical equipment supplies	7,438	6,706
Prepaid expenses and other current assets	4,518	4,677
Total current assets	226,273	222,359

Long-term investments	45,791	65,767
Right-of-use assets	3,263	3,364
Deposits	1,842	1,761
Restricted cash	334	334
Property and equipment, net	63,656	59,090
Other long-term assets	6,196	5,790
Total assets	$347,355	$358,465

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$25,961	$27,295
Accrued liabilities	22,285	23,046
Operating lease liabilities, current portion	23	31
Total current liabilities	48,269	50,372

Operating lease liabilities, net of current portion	3,928	4,111
Warrant liabilities	—	1,369
Other long-term liabilities	306	306
Long-term debt, net	72,495	42,649
Total liabilities	124,998	98,807

Commitments and contingencies

Shareholders’ equity

Common Shares, $1.00 par value; 100,000,000 shares authorized as of July 31, 2026 and April 30, 2026; 59,271,885 issued and outstanding as of July 31, 2026 and 58,383,924 shares issued and outstanding as of April 30, 2026	59,272	58,384
Additional paid-in capital	859,504	853,353
Accumulated other comprehensive loss	(471)	(218)
Accumulated deficit	(695,948)	(651,861)
Total shareholders’ equity	222,357	259,658
Total liabilities and shareholders’ equity	$347,355	$358,465

KESTRA MEDICAL TECHNOLOGIES, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2026	2025
Cash flows from operating activities
Net loss	$(44,087)	$(25,826)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,664	2,028
Loss on disposal of property and equipment	292	280
Reserve for equipment and supplies	1,464	412
(Recovery) provision for uncollectible accounts receivable	(817)	613
Amortization (accretion) of premiums (discounts) on securities, net	(890)	—
Loss on extinguishment of debt	6,304	—
Amortization of debt discounts and issuance costs	408	469
Share-based compensation expense	9,517	4,579
Non-cash lease expense	103	61
Change in fair value of warrant liabilities	251	(2,909)
Changes in operating assets and liabilities:
Disposable medical equipment supplies	(908)	(460)
Prepaid expenses and other current assets	246	140
Accounts receivable	(48)	(1,777)
Accounts payable	(1,879)	(2,896)
Accrued liabilities	(4,727)	(860)
Operating lease liabilities	(190)	(138)
Other long-term assets	2	10
Net cash used in operating activities	(32,295)	(26,274)
Cash flows from investing activities
Purchases of property and equipment	(8,335)	(8,166)
Deposits for medical rental equipment	—	(103)
Refund of deposits for medical rental equipment	—	37
Purchase of marketable securities	(13,017)	—
Net cash used in investing activities	(21,352)	(8,232)
Cash flows from financing activities
Proceeds from issuance of long-term debt	75,000	—
Payment of debt issuance costs	(3,193)	—
Repayment of long-term debt	(46,395)	—
Payment of early termination fee on debt repayment	(3,758)
Payment of IPO offering costs	—	(1,875)
Payment of equity issuance costs	(415)	—
Deemed dividend for payments to third party on behalf of shareholder	(172)	—
Proceeds from stock option exercises	1,140	—
Proceeds from Employee Stock Purchase Plan	1,298	—
Tax withholdings on restricted stock unit vesting	(1,010)	—
Net cash provided by (used in) financing activities	22,495	(1,875)
Net decrease in cash, cash equivalents and restricted cash	(31,152)	(36,381)
Cash, cash equivalents and restricted cash
Beginning of period	100,044	237,929
End of period	$68,892	$201,548

RECONCILIATION OF CASH AND CASH EQUIVALENTS TO CASH, CASH EQUIVALENTS AND INVESTMENTS

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2026	2025
Cash and cash equivalents	$68,558	$201,214
Add: Short-term investments	130,353	—
Add: Long-term investments	45,791	—
Cash, cash equivalents, and investments	$244,702	$201,214

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2026	2025

GAAP Net loss	$(44,087)	$(25,826)
Non-GAAP Adjustments:
Interest expense	1,929	1,912
Interest income	(2,125)	(2,167)
Other expense (income)	272	(2,830)
Provision for income taxes	50	33
Depreciation expense	2,664	2,028
Share-based compensation expense	9,517	4,579
Loss on extinguishment of debt	6,304	—
Non-recurring expenses	1,430	2,866
Adjusted EBITDA	$(24,046)	$(19,405)

RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2026	2025

GAAP Operating Expenses	$55,155	$37,729
Non-GAAP Adjustments:
Share-based compensation expense	9,517	4,579
Non-recurring expenses	1,430	2,866
Adjusted Operating Expenses	$44,208	$30,284